UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective October 31, 2012, CCMP Capital Investors II (A-V), L.P. (“CCMP”) and its affiliates, as holders of the Class E common stock of Chaparral Energy, Inc. (the “Company”), designated and appointed Mr. Kyle Vann as a new director to succeed Mr. Kurz as a director of the Company. Mr. Vann will be a member of all board committees.

Mr. Vann possesses experience in exploration and production, midstream, energy services and trading. Mr. Vann joined CCMP Capital Advisors, LLC, an affiliate of CCMP, in October 2012 as an Executive Advisor. Previously, he spent 25 years in various senior leadership positions at Koch Industries including leading the creation of Entergy-Koch LP, an energy trading and transportation joint venture between Entergy Corporation and Koch Industries operating in North America and Europe, and served as its CEO. A chemical engineer by training, Mr. Vann has supported development of early trading models for price-setting mechanisms between crude and refined products, the development of Koch’s Texas Pipeline System from Corpus Christi, Texas, to Dallas, and was also deeply involved with Charles Koch’s development of Market-Based Management® which helped the company significantly out-perform the S&P 500. Mr. Vann started his career with Humble Oil and Refining Company (which later became part of Exxon) as a refinery engineer. He currently serves on the Board of Directors of Texon LP, Crosstex Energy and Legacy Reserves and provides energy consulting services to Entergy Corporation. He earned his B.S. in Chemical Engineering from the University of Kansas and recently was named as a recipient of the university’s Distinguished Engineering Service Award.

Also Effective October 31, 2012, the Board of Directors of the Company appointed Mr. David J. Ketelsleger as Senior Vice President and General Counsel of the Company. The Company and Mr. Ketelsleger have yet to enter into an employment agreement but have generally agreed upon a compensation arrangement that includes the following elements:

•	Annual base salary of $335,000;

•	Annual cash incentive target bonus based on the profitability of the Company, set at 70% of his annual base salary;

•	A grant of 1,061 service-vested shares of the Company’s Class A restricted stock, which vest at a rate of 20% per year and otherwise in accordance with the Company’s 2010 Long-Term Incentive Plan; and

•	A grant of 4,980 market-vested shares of the Company’s Class A restricted stock, which vest in accordance with the terms of the Company’s 2010 Long-Term Incentive Plan.

As Senior Vice President and General Counsel, Mr. Ketelsleger oversees the Company’s Legal, Human Resources, Land Administration, Acquisitions & Divestitures, Marketing, and Environmental Health and Safety functions. Prior to joining the Company, Mr. Ketelsleger was a partner at the law firm of McAfee & Taft A Professional Corporation specializing in public and private finance, securities and business transactions. Mr. Ketelsleger joined McAfee & Taft in 1990 and is listed in The Best Lawyers in America (corporate compliance law; corporate governance law; corporate law; mergers and acquisitions law; securities/capital markets law) and Chambers USA Guide to America’s Leading Lawyers for Business. Mr. Ketelsleger has been a Certified Public Accountant since 1986 and worked at Touche Ross & Co. prior to attending law school. He earned his Bachelor of Arts degree, summa cum laude, in Accounting from the University of Montana and his Juris Doctorate, with highest honors, from the University of Oklahoma

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2012	CHAPARRAL ENERGY, INC.

	By:	/s/ Joseph O. Evans
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President